Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
May 10, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: May 28, 2010

•	Initial valuation date: May 25, 2010

•	Final valuation date: August 25, 2010

•	Maturity date: August 30, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	TBD	FWP-8	AKS	TBD	19.00%	80.0%	TBD	TBD	TBD	TBD	E-5205	06740LTV7/ US06740LTV70
Continental Airlines, Inc. (Class B)	TBD	FWP-10	CAL	TBD	15.50%	70.0%	TBD	TBD	TBD	TBD	E-5206	06740LTW5/ US06740LTW53
Cameron International Corporation	TBD	FWP-12	CAM	TBD	12.00%	80.0%	TBD	TBD	TBD	TBD	E-5207	06740LTX3/ US06740LTX37
Century Aluminum Company	TBD	FWP-14	CENX	TBD	20.00%	70.0%	TBD	TBD	TBD	TBD	E-5208	06740LTY1/ US06740LTY10
Cliffs Natural Resources Inc.	TBD	FWP-16	CLF	TBD	17.50%	75.0%	TBD	TBD	TBD	TBD	E-5209	06740LTZ8/ US06740LTZ84
Clean Energy Fuels Corp.	TBD	FWP-18	CLNE	TBD	20.00%	75.0%	TBD	TBD	TBD	TBD	E-5210	06740LUA1/ US06740LUA15
Cabot Oil & Gas Corporation	TBD	FWP-20	COG	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5211	06740LUB9/ US06740LUB97
Delta Airlines, Inc.	TBD	FWP-22	DAL	TBD	14.50%	75.0%	TBD	TBD	TBD	TBD	E-5212	06740LUC7/ US06740LUC70
Guess?, Inc.	TBD	FWP-24	GES	TBD	11.00%	80.0%	TBD	TBD	TBD	TBD	E-5213	06740LUD5/ US06740LUD53
Gerdau S.A. (American depositary shares)	TBD	FWP-26	GGB	TBD	12.00%	80.0%	TBD	TBD	TBD	TBD	E-5214	06740LUE3/ US06740LUE37
InterOil Corporation	TBD	FWP-28	IOC	TBD	18.50%	70.0%	TBD	TBD	TBD	TBD	E-5215	06740LUF0/ US06740LUF02
Lincoln National Corp.	TBD	FWP-30	LNC	TBD	10.75%	80.0%	TBD	TBD	TBD	TBD	E-5216	06740LUG8/ US06740LUG84
McMoRan Exploration Co.	TBD	FWP-32	MMR	TBD	20.00%	70.0%	TBD	TBD	TBD	TBD	E-5217	06740LUH6/ US06740LUH67
Office Depot, Inc.	TBD	FWP-34	ODP	TBD	14.50%	75.0%	TBD	TBD	TBD	TBD	E-5218	06740LUJ2/ US06740LUJ24
Patriot Coal Corporation	TBD	FWP-36	PCX	TBD	16.00%	70.0%	TBD	TBD	TBD	TBD	E-5219	06740LUK9/ US06740LUK96
Regions Financial Corporation	TBD	FWP-38	RF	TBD	12.00%	75.0%	TBD	TBD	TBD	TBD	E-5220	06740LUL7/ US06740LUL79
Suntech Power Holdings Co., Ltd. (American depositary shares)	TBD	FWP-40	STP	TBD	13.75%	75.0%	TBD	TBD	TBD	TBD	E-5221	06740LUM5/ US06740LUM52
Stillwater Mining Company	TBD	FWP-42	SWC	TBD	18.00%	70.0%	TBD	TBD	TBD	TBD	E-5222	06740LUN3/ US06740LUN36
Terex Corporation	TBD	FWP-44	TEX	TBD	9.25%	75.0%	TBD	TBD	TBD	TBD	E-5223	06740LUP8/ US06740LUP83
Trina Solar Limited (American depositary shares)	TBD	FWP-46	TSL	TBD	19.25%	75.0%	TBD	TBD	TBD	TBD	E-5224	06740LUQ6/ US06740LUQ66
UAL Corporation	TBD	FWP-48	UAUA	TBD	20.00%	75.0%	TBD	TBD	TBD	TBD	E-5225	06740LUR4/ US06740LUR40
United Rentals, Inc.	TBD	FWP-50	URI	TBD	14.00%	75.0%	TBD	TBD	TBD	TBD	E-5226	06740LUS2/ US06740LUS23
Vertex Pharmaceuticals Incorporated	TBD	FWP-52	VRTX	TBD	15.00%	75.0%	TBD	TBD	TBD	TBD	E-5227	06740LUT0/ US06740LUT06
Whole Foods Market, Inc.	TBD	FWP-54	WFMI	TBD	8.00%	80.0%	TBD	TBD	TBD	TBD	E-5228	06740LUU7/ US06740LUU78
Zions Bancorporation	TBD	FWP-56	ZION	TBD	13.00%	70.0%	TBD	TBD	TBD	TBD	E-5229	06740LUV5/ US06740LUV51

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S.

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federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the

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issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

As of December 31, 2009, the Company’s operations included approximately 6,500 employees.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
March 31, 2010	$26.75	$19.22	$22.86
May 6, 2010*	$25.12	$14.17	$15.46

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $15.46

Protection level: 80.00%

Protection price: $12.37

Physical delivery amount: 64($1,000/Initial price)

Fractional shares: 0.683053

Coupon: 19.00% per annum

Maturity: August 30, 2010

Dividend yield: 1.26% per annum

Coupon amount monthly: $15.83

FWP-7

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.32%
+ 90%	4.75%		90.32%
+ 80%	4.75%		80.32%
+ 70%	4.75%		70.32%
+ 60%	4.75%		60.32%
+ 50%	4.75%		50.32%
+ 40%	4.75%		40.32%
+ 30%	4.75%		30.32%
+ 20%	4.75%		20.32%
+ 10%	4.75%		10.32%
+ 5%	4.75%		5.32%

0%	4.75%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.68%
- 10%	4.75%	-5.25%	-9.68%
- 20%	4.75%	-15.25%	-19.68%
- 30%	N/A	-25.25%	-29.68%
- 40%	N/A	-35.25%	-39.68%
- 50%	N/A	-45.25%	-49.68%
- 60%	N/A	-55.25%	-59.68%
- 70%	N/A	-65.25%	-69.68%
- 80%	N/A	-75.25%	-79.68%
- 90%	N/A	-85.25%	-89.68%
- 100%	N/A	-95.25%	-99.68%

FWP-8

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world's fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2009. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,000 daily departures. As of December 31, 2009, the Company flew to 118 domestic and 124 international destinations and offered additional connecting service through alliances with domestic and foreign carriers.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The SEC file number of the linked share (Class B Common Stock) is 001-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 28, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
March 31, 2008	$31.25	$17.19	$19.23
June 30, 2008	$23.40	$9.70	$10.11
September 30, 2008	$21.39	$5.91	$16.68
December 31, 2008	$20.89	$9.90	$18.06
March 31, 2009	$21.83	$6.38	$8.81
June 30, 2009	$15.75	$7.86	$8.86
September 30, 2009	$17.55	$8.87	$16.44
December 31, 2009	$18.73	$10.94	$17.92
March 31, 2010	$23.64	$16.82	$21.97
May 6, 2010*	$24.28	$16.63	$18.60

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $18.60

Protection level: 70.00%

Protection price: $13.02

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.763441

Coupon: 15.50% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-9

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.875%		100.00%
+ 90%	3.875%		90.00%
+ 80%	3.875%		80.00%
+ 70%	3.875%		70.00%
+ 60%	3.875%		60.00%
+ 50%	3.875%		50.00%
+ 40%	3.875%		40.00%
+ 30%	3.875%		30.00%
+ 20%	3.875%		20.00%
+ 10%	3.875%		10.00%
+ 5%	3.875%		5.00%

0%	3.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.875%	-1.125%	-5.00%
- 10%	3.875%	-6.125%	-10.00%
- 20%	3.875%	-16.125%	-20.00%
- 30%	3.875%	-26.125%	-30.00%
- 40%	N/A	-36.125%	-40.00%
- 50%	N/A	-46.125%	-50.00%
- 60%	N/A	-56.125%	-60.00%
- 70%	N/A	-66.125%	-70.00%
- 80%	N/A	-76.125%	-80.00%
- 90%	N/A	-86.125%	-90.00%
- 100%	N/A	-96.125%	-100.00%

FWP-10

Cameron International Corporation

According to publicly available information, Cameron International Corporation (the “Company”) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries. As of December 31, 2009, the Company’s operations were organized into three business segments—Drilling & Production Systems (DPS), Valves & Measurement (V&M) and Compression Systems (CS).

The Company’s origin dates back to the mid-1800s with the manufacture of steam engines that provided power for plants and textile or rolling mills. By 1900, with the discovery of oil and gas, the Company’s predecessor businesses over time became more focused on serving those companies involved in the exploration and production of oil and gas. This focus grew with the acquisition of various businesses including Cameron Iron Works (blowout preventers, ball valves, control equipment and McEvoy-Willis wellhead equipment and choke valves), The Bessemer Gas Engine Company (gas engines and compressors); Ajax Iron Works (compressors); Superior (engines and compressors); Joy Petroleum Equipment Group (valves, couplings and wellheads); and Joy Industrial Compressor Group (compressors).

The Company, a Delaware corporation, was incorporated in its current form on November 10, 1994. The Company operated as a wholly-owned subsidiary of Cooper Industries, Inc. until June 30, 1995, when it was spun-off as a separate stand-alone company. Since then, the Company has continued its acquisition strategy having made numerous acquisitions including the 1996 acquisition of Ingram Cactus Company, the 1998 acquisition of Orbit Valve International, Inc., 2004’s acquisition of Petreco International, Inc., the purchase of substantially all of the businesses within the Flow Control segment of Dresser, Inc. in 2005 and the acquisition of NATCO Group, Inc. (NATCO) in 2009.

The linked share’s SEC file number is 001-13884.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$12.70	$10.73	$12.18
September 30, 2004	$13.83	$11.74	$13.71
December 31, 2004	$14.19	$11.82	$13.45
March 31, 2005	$14.90	$12.76	$14.30
June 30, 2005	$16.00	$13.38	$15.51
September 30, 2005	$18.85	$15.43	$18.48
December 30, 2005	$21.55	$16.13	$20.70
March 31, 2006	$25.31	$19.08	$22.04
June 30, 2006	$28.05	$21.05	$23.89
September 29, 2006	$26.04	$21.40	$24.16
December 29, 2006	$28.91	$22.30	$26.53
March 30, 2007	$32.01	$24.80	$31.40
June 29, 2007	$37.21	$31.29	$35.74
September 28, 2007	$47.95	$35.03	$46.15
December 31, 2007	$53.83	$42.78	$48.13
March 31, 2008	$52.79	$37.00	$41.64
June 30, 2008	$57.47	$40.80	$55.35
September 30, 2008	$58.50	$35.09	$38.54
December 31, 2008	$37.97	$16.16	$20.50
March 31, 2009	$25.74	$17.19	$21.93
June 30, 2009	$33.07	$21.01	$28.30
September 30, 2009	$39.72	$24.63	$37.82
December 31, 2009	$42.48	$35.37	$41.80
March 31, 2010	$45.28	$35.98	$42.86
May 6, 2010*	$47.44	$34.65	$37.76

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAM

Initial price: $37.76

Protection level: 80.00%

Protection price: $30.21

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.483051

Coupon: 12.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

FWP-11

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.00%
+ 90%	3.00%		90.00%
+ 80%	3.00%		80.00%
+ 70%	3.00%		70.00%
+ 60%	3.00%		60.00%
+ 50%	3.00%		50.00%
+ 40%	3.00%		40.00%
+ 30%	3.00%		30.00%
+ 20%	3.00%		20.00%
+ 10%	3.00%		10.00%
+ 5%	3.00%		5.00%

0%	3.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-5.00%
- 10%	3.00%	-7.00%	-10.00%
- 20%	3.00%	-17.00%	-20.00%
- 30%	N/A	-27.00%	-30.00%
- 40%	N/A	-37.00%	-40.00%
- 50%	N/A	-47.00%	-50.00%
- 60%	N/A	-57.00%	-60.00%
- 70%	N/A	-67.00%	-70.00%
- 80%	N/A	-77.00%	-80.00%
- 90%	N/A	-87.00%	-90.00%
- 100%	N/A	-97.00%	-100.00%

FWP-12

Century Aluminum Company

According to publicly available information, Century Aluminum Company (the “Company”) is a Deleware corporation with its principal executive offices located at 2511 Garden Road, Building A, Suite 200, Monterey, California 93940. The Company produces aluminum and its primary aluminum facilities produce value-added and standard-grade aluminum products. As of December 31, 2009, the Company’s current primary aluminum production capacity is 785,000 metric tons per year.

The Company’s primary aluminum capacity includes its facility in Grundartangi, Iceland; its facility in Hawesville, Kentucky; a facility in Ravenswood, West Virginia; and a 49.7% interest in a facility in Mt. Holly, South Carolina. The Company is also developing a primary aluminum facility in Helguvik, Iceland. In addition to its primary aluminum assets, the Company has a 40% stake in Baise Haohai Carbon Co., Ltd., a carbon anode and cathode facility located in China.

The linked share’s SEC file number is 001-34474.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.40	$18.64	$24.79
September 30, 2004	$28.00	$21.73	$27.73
December 31, 2004	$29.10	$22.42	$26.26
March 31, 2005	$34.70	$23.70	$30.26
June 30, 2005	$32.18	$20.17	$20.40
September 30, 2005	$27.60	$20.00	$22.48
December 30, 2005	$26.79	$17.82	$26.21
March 31, 2006	$44.50	$26.14	$42.45
June 30, 2006	$56.57	$31.29	$35.69
September 29, 2006	$39.16	$29.65	$33.65
December 29, 2006	$47.32	$30.31	$44.65
March 30, 2007	$49.83	$38.65	$46.88
June 29, 2007	$58.60	$46.66	$54.63
September 28, 2007	$67.85	$40.00	$52.65
December 31, 2007	$59.39	$49.38	$53.94
March 31, 2008	$70.89	$38.94	$66.24
June 30, 2008	$80.52	$63.43	$66.49
September 30, 2008	$66.66	$25.20	$27.69
December 31, 2008	$27.38	$4.35	$10.00
March 31, 2009	$12.80	$1.05	$2.11
June 30, 2009	$8.39	$1.90	$6.23
September 30, 2009	$12.18	$4.70	$9.35
December 31, 2009	$16.90	$8.00	$16.19
March 31, 2010	$18.77	$10.13	$13.76
May 6, 2010*	$16.74	$10.30	$11.84

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CENX

Initial price: $11.84

Protection level: 70.00%

Protection price: $8.29

Physical delivery amount: 84($1,000/Initial price)

Fractional shares: 0.459459

Coupon: 20.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-13

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-14

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2009, the Company produced a total of 19.6 million tons of iron ore pellets, including 17.1 million tons for the Company’s account and 2.5 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
March 31, 2010	$73.95	$39.14	$70.95
May 6, 2010*	$76.14	$50.84	$56.00

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $56.00

Protection level: 75.00%

Protection price: $42.00

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.857143

Coupon: 17.50% per annum

Maturity: August 30, 2010

Dividend yield: 0.45% per annum

Coupon amount monthly: $14.58

FWP-15

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		100.11%
+ 90%	4.375%		90.11%
+ 80%	4.375%		80.11%
+ 70%	4.375%		70.11%
+ 60%	4.375%		60.11%
+ 50%	4.375%		50.11%
+ 40%	4.375%		40.11%
+ 30%	4.375%		30.11%
+ 20%	4.375%		20.11%
+ 10%	4.375%		10.11%
+ 5%	4.375%		5.11%

0%	4.375%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-4.89%
- 10%	4.375%	-5.625%	-9.89%
- 20%	4.375%	-15.625%	-19.89%
- 30%	N/A	-25.625%	-29.89%
- 40%	N/A	-35.625%	-39.89%
- 50%	N/A	-45.625%	-49.89%
- 60%	N/A	-55.625%	-59.89%
- 70%	N/A	-65.625%	-69.89%
- 80%	N/A	-75.625%	-79.89%
- 90%	N/A	-85.625%	-89.89%
- 100%	N/A	-95.625%	-99.89%

FWP-16

Clean Energy Fuels Corp.

According to publicly available information, Clean Energy Fuels Corp. (the “Company”) is a leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents of compressed natural gas (“CNG”) and liquefied natural gas (“LNG”) delivered. The Company offers a comprehensive solution to enable our customers to run their fleets on natural gas, often with limited upfront expense to its customers.

The Company designs, builds, finances and operates fueling stations and supplies its customers with CNG and LNG. It also produces renewable biomethane, which can be used as vehicle fuel, through its landfill gas joint venture. It also provides natural gas conversions, alternative fuel systems, application engineering, service and warranty support and research and development for natural gas vehicles through its wholly owned subsidiary, BAF Technologies, Inc. In addition, the Company helps its customers acquire and finance natural gas vehicles and obtain local, state and federal clean air rebates and incentives.

As of December 31, 2009, the Company employed 229 people.

The linked share’s SEC file number is 001-33480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$13.90	$11.40	$12.56
September 28, 2007	$18.79	$10.81	$15.14
December 31, 2007	$20.62	$12.56	$15.14
March 31, 2008	$16.84	$11.75	$13.36
June 30, 2008	$15.46	$10.15	$11.49
September 30, 2008	$19.95	$10.33	$14.15
December 31, 2008	$14.70	$3.24	$6.04
March 31, 2009	$7.61	$4.62	$6.09
June 30, 2009	$10.25	$5.89	$8.61
September 30, 2009	$15.17	$7.83	$14.41
December 31, 2009	$16.57	$10.95	$15.41
March 31, 2010	$23.70	$15.16	$22.78
May 6, 2010*	$23.65	$14.99	$16.16

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLNE

Initial price: $16.16

Protection level: 75.00%

Protection price: $12.12

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.881188

Coupon: 20.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-18

Cabot Oil & Gas Corporation

According to publicly available information, Cabot Oil & Gas Corporation (the “Company”) is an independent oil and gas company engaged in the development, exploitation and exploration of oil and gas properties located in North America. The four principal areas of operation are the Appalachian Basin, onshore Gulf Coast, south and east Texas and north Louisiana, the Rocky Mountains and the Anadarko Basin. The Company’s 2009 average realized natural gas price was $7.47 per Mcf, 11% lower than the 2008 average realized price. The 2009 average realized crude oil price was $85.52 per Bbl, 4% lower than the 2008 average realized price. For the year ended December 31, 2009, the Company drilled 143 gross wells with a success rate of 97%.

The linked share’s SEC file number is 001-10447.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$14.17	$10.01	$14.10
September 30, 2004	$15.20	$12.73	$14.97
December 31, 2004	$16.30	$13.57	$14.75
March 31, 2005	$19.55	$13.72	$18.38
June 30, 2005	$19.38	$13.78	$17.35
September 30, 2005	$25.57	$17.44	$25.26
December 30, 2005	$26.40	$20.17	$22.55
March 31, 2006	$26.74	$21.05	$23.97
June 30, 2006	$27.84	$19.13	$24.50
September 29, 2006	$28.12	$21.81	$23.97
December 29, 2006	$33.26	$21.32	$30.33
March 30, 2007	$35.92	$27.87	$33.66
June 29, 2007	$42.50	$33.64	$36.88
September 28, 2007	$38.46	$30.17	$35.16
December 31, 2007	$41.15	$33.03	$40.37
March 31, 2008	$55.87	$34.90	$50.84
June 30, 2008	$72.00	$49.89	$67.73
September 30, 2008	$72.87	$32.11	$36.14
December 31, 2008	$35.00	$19.18	$26.00
March 31, 2009	$31.85	$17.84	$23.57
June 30, 2009	$37.64	$22.46	$30.64
September 30, 2009	$39.47	$27.26	$35.75
December 31, 2009	$46.26	$33.33	$43.59
March 31, 2010	$46.45	$35.96	$36.80
May 6, 2010*	$40.97	$30.00	$32.80

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COG

Initial price: $32.80

Protection level: 80.00%

Protection price: $26.24

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.487805

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.47% per annum

Coupon amount monthly: $7.50

FWP-19

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.25%		100.12%
+ 90%	2.25%		90.12%
+ 80%	2.25%		80.12%
+ 70%	2.25%		70.12%
+ 60%	2.25%		60.12%
+ 50%	2.25%		50.12%
+ 40%	2.25%		40.12%
+ 30%	2.25%		30.12%
+ 20%	2.25%		20.12%
+ 10%	2.25%		10.12%
+ 5%	2.25%		5.12%

0%	2.25%		0.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.25%	-2.75%	-4.88%
- 10%	2.25%	-7.75%	-9.88%
- 20%	2.25%	-17.75%	-19.88%
- 30%	N/A	-27.75%	-29.88%
- 40%	N/A	-37.75%	-39.88%
- 50%	N/A	-47.75%	-49.88%
- 60%	N/A	-57.75%	-59.88%
- 70%	N/A	-67.75%	-69.88%
- 80%	N/A	-77.75%	-79.88%
- 90%	N/A	-87.75%	-89.88%
- 100%	N/A	-97.75%	-99.88%

FWP-20

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world.

In October 2008, a wholly-owned subsidiary of the Company merged with and into Northwest Airlines Corporation (“Northwest”). As a result of this merger, Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became the Company’s wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. The Company anticipates completing the integration of NWA’s operations into Delta during 2010.

The Company is incorporated under the laws of Delaware. As of December 31, 2009, the Company has a total of 81,106 full-time equivalent employees.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
March 31, 2010	$14.90	$10.93	$14.59
May 6, 2010*	$14.94	$10.90	$11.72

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $11.72

Protection level: 75.00%

Protection price: $8.79

Physical delivery amount: 85($1,000/Initial price)

Fractional shares: 0.324232

Coupon: 14.50% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.625%		100.00%
+ 90%	3.625%		90.00%
+ 80%	3.625%		80.00%
+ 70%	3.625%		70.00%
+ 60%	3.625%		60.00%
+ 50%	3.625%		50.00%
+ 40%	3.625%		40.00%
+ 30%	3.625%		30.00%
+ 20%	3.625%		20.00%
+ 10%	3.625%		10.00%
+ 5%	3.625%		5.00%

0%	3.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.625%	-1.375%	-5.00%
- 10%	3.625%	-6.375%	-10.00%
- 20%	3.625%	-16.375%	-20.00%
- 30%	N/A	-26.375%	-30.00%
- 40%	N/A	-36.375%	-40.00%
- 50%	N/A	-46.375%	-50.00%
- 60%	N/A	-56.375%	-60.00%
- 70%	N/A	-66.375%	-70.00%
- 80%	N/A	-76.375%	-80.00%
- 90%	N/A	-86.375%	-90.00%
- 100%	N/A	-96.375%	-100.00%

FWP-22

Guess?, Inc.

According to publicly available information, Guess?, Inc. (the “Company”) designs, markets, distributes and licenses its lifestyle collections of contemporary apparel and accessories for men, women and children that reflect the American lifestyle and European fashion sensibilities. The Company’s apparel is marketed under numerous trademarks including GUESS, GUESS?, GUESS U.S.A., GUESS Jeans, GUESS? and Triangle Design, MARCIANO, Question Mark and Triangle Design, a stylized G and a stylized M, GUESS Kids, Baby GUESS, YES, G by GUESS, GUESS by MARCIANO and Gc. The lines include full collections of denim and cotton clothing, including jeans, pants, overalls, skirts, dresses, shorts, blouses, shirts, jackets and knitwear. The Company also selectively grants licenses to manufacture and distributes a broad range of products that complement its apparel lines, including eyewear, watches, handbags, footwear, kids' and infants' apparel, leather apparel, swimwear, fragrance, jewelry, intimate apparel and other fashion accessories.

The Company's businesses are grouped into four reportable segments for management and internal financial reporting purposes: retail, European, wholesale and licensing. Management evaluates segment performance based primarily on revenue and earnings from operations. The Company believes this segment reporting reflects how its business segments are managed and evaluated. The retail segment includes the Company’s retail operations in North America. The European segment includes both its wholesale and retail operations in Europe and the Middle East. The wholesale segment includes the Company’s wholesale operations in North America and its Asian operations. The licensing segment includes the Company’s worldwide licensing operations.

As of January 30, 2010, approximately 46% of the Company’s revenue was generated from retail operations, 37% from wholesale operations.

The linked share’s SEC file number is 001-11893.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.79	$6.80	$8.05
September 30, 2004	$9.17	$6.90	$8.91
December 31, 2004	$9.17	$5.80	$6.28
March 31, 2005	$8.01	$5.96	$6.85
June 30, 2005	$8.92	$6.26	$8.29
September 30, 2005	$12.82	$8.24	$10.72
December 30, 2005	$18.61	$10.35	$17.80
March 31, 2006	$23.63	$16.98	$19.56
June 30, 2006	$23.50	$19.12	$20.88
September 29, 2006	$25.45	$19.51	$24.27
December 29, 2006	$32.88	$23.81	$31.72
March 30, 2007	$43.37	$31.83	$40.49
June 29, 2007	$51.15	$37.27	$48.04
September 28, 2007	$54.10	$43.89	$49.03
December 31, 2007	$57.20	$37.59	$37.89
March 31, 2008	$45.20	$30.22	$40.47
June 30, 2008	$45.15	$35.91	$37.45
September 30, 2008	$43.00	$29.66	$34.79
December 31, 2008	$35.00	$10.26	$15.35
March 31, 2009	$21.72	$12.90	$21.08
June 30, 2009	$29.39	$20.06	$25.78
September 30, 2009	$37.68	$22.91	$37.04
December 31, 2009	$45.00	$34.89	$42.30
March 31, 2010	$48.50	$37.55	$46.98
May 6, 2010*	$51.25	$36.51	$39.54

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GES

Initial price: $39.54

Protection level: 80.00%

Protection price: $31.63

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.290845

Coupon: 11.00% per annum

Maturity: August 30, 2010

Dividend yield: 1.35% per annum

Coupon amount monthly: $9.17

FWP-23

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.34%
+ 90%	2.75%		90.34%
+ 80%	2.75%		80.34%
+ 70%	2.75%		70.34%
+ 60%	2.75%		60.34%
+ 50%	2.75%		50.34%
+ 40%	2.75%		40.34%
+ 30%	2.75%		30.34%
+ 20%	2.75%		20.34%
+ 10%	2.75%		10.34%
+ 5%	2.75%		5.34%

0%	2.75%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-4.66%
- 10%	2.75%	-7.25%	-9.66%
- 20%	2.75%	-17.25%	-19.66%
- 30%	N/A	-27.25%	-29.66%
- 40%	N/A	-37.25%	-39.66%
- 50%	N/A	-47.25%	-49.66%
- 60%	N/A	-57.25%	-59.66%
- 70%	N/A	-67.25%	-69.66%
- 80%	N/A	-77.25%	-79.66%
- 90%	N/A	-87.25%	-89.66%
- 100%	N/A	-97.25%	-99.66%

FWP-24

Gerdau S.A.

According to publicly available information, Gerdau S.A. (the “Company”) is a Brazilian corporation that was incorporated on November 20, 1961 under the laws of Brazil. The Company’s main registered office is located at Av. Farrapos, 1811, Porto Elegre, Rio Grande do Sul, Brazil.

According to the Brazilian Steel Institute (IBS), the Company is Brazil’s largest producer of long rolled steel. The Company operates steel mills that produce steel by direct iron-ore reduction in blast furnaces and in electric arc furnaces. As of December 31, 2008, approximately 34.4% of all physical sales of the Company were generated from operations in Brazil, 40.0% from operations in the U.S. and Canada, 11.7% from Latin American operations and 13.90% from other operations.

The Company offers a wide array of steel products, which are manufactured according to an extensive variety of customer specifications. Its product mix includes crude steel (slabs, blooms and billets) sold to rolling mills, finished products for the construction industry such as rods and structural bars, finished products for industry such as commercial rolled steel bars and machine wire and products for farming and agriculture such as poles, smooth wire and barbed wire. The Company also produces specialty steel products utilizing advanced technology and normally with a certain degree of customization for the manufacture of tools and machinery, chains, locks and springs, mainly for the automotive and mechanical industries.

Through its subsidiaries and affiliates, the Company also engages in other activities related to the production and sale of steel products, including reforestation; electric power generation projects; coking coal, iron ore and pig iron production; as well as fab shops and downstream operations.

The SEC file number of the linked share (American depositary share) is 001-14878.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$2.76	$1.77	$2.69
September 30, 2004	$3.92	$2.64	$3.63
December 31, 2004	$4.18	$3.07	$4.00
March 31, 2005	$4.61	$3.35	$3.67
June 30, 2005	$3.79	$2.91	$3.24
September 30, 2005	$5.06	$2.95	$4.98
December 30, 2005	$5.73	$4.08	$5.56
March 31, 2006	$8.38	$5.58	$7.51
June 30, 2006	$9.08	$5.95	$7.46
September 29, 2006	$8.23	$6.26	$6.78
December 29, 2006	$8.28	$6.58	$8.00
March 30, 2007	$9.60	$7.43	$9.07
June 29, 2007	$13.02	$9.08	$12.86
September 28, 2007	$14.08	$9.17	$13.11
December 31, 2007	$15.91	$12.49	$14.51
March 31, 2008	$17.38	$11.30	$15.29
June 30, 2008	$26.22	$15.52	$24.01
September 30, 2008	$24.55	$9.72	$11.10
December 31, 2008	$11.06	$4.18	$6.60
March 31, 2009	$8.50	$4.64	$5.47
June 30, 2009	$11.83	$5.43	$10.47
September 30, 2009	$14.01	$9.11	$13.44
December 31, 2009	$17.71	$12.59	$17.03
March 31, 2010	$17.85	$12.71	$16.30
May 6, 2010*	$17.99	$13.15	$14.48

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GGB

Initial price: $14.48

Protection level: 80.00%

Protection price: $11.58

Physical delivery amount: 69($1,000/Initial price)

Fractional shares: 0.060773

Coupon: 12.00% per annum

Maturity: August 30, 2010

Dividend yield: 1.01% per annum

Coupon amount monthly: $10.00

FWP-25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.25%
+ 90%	3.00%		90.25%
+ 80%	3.00%		80.25%
+ 70%	3.00%		70.25%
+ 60%	3.00%		60.25%
+ 50%	3.00%		50.25%
+ 40%	3.00%		40.25%
+ 30%	3.00%		30.25%
+ 20%	3.00%		20.25%
+ 10%	3.00%		10.25%
+ 5%	3.00%		5.25%

0%	3.00%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-4.75%
- 10%	3.00%	-7.00%	-9.75%
- 20%	3.00%	-17.00%	-19.75%
- 30%	N/A	-27.00%	-29.75%
- 40%	N/A	-37.00%	-39.75%
- 50%	N/A	-47.00%	-49.75%
- 60%	N/A	-57.00%	-59.75%
- 70%	N/A	-67.00%	-69.75%
- 80%	N/A	-77.00%	-79.75%
- 90%	N/A	-87.00%	-89.75%
- 100%	N/A	-97.00%	-99.75%

FWP-26

InterOil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company whose focus is on operations in Papua New Guinea and its surrounding region. The Company’s operations are organized into four major business segments – Upstream, Midstream, Downstream and Corporate. Upstream includes exploring and appraising potential oil and natural gas structures in Papua New Guinea with a view to commercializing significant discoveries. Current commercialisation of the Elk and Antelope fields includes the development of a condensate stripping and recycling facility and development of gas production facilities for liquefied natural gas. Midstream includes producing refined petroleum products at Napa Napa in Port Moresby, Papua New Guinea for the domestic market and for spot export and developing an onshore and/or offshore LNG processing facility in Papua New Guinea. Downsteam includes marketing and distributing refined products domestically in Papua New Guinea on a wholesale and retail basis. The Corporate segment provides support to the other business segments by engaging in business development and improvement activities and providing general and administrative services and management, undertakes financing and treasury activities, and is responsible for government and investor relations. General and administrative and integrated costs are recovered from business segments on an equitable basis.

The Company is a Yukon Territory corporation and its registered office is located at 204 Black Street, Suite 300, Whitehouse, Yukon YIA 2M9. As of December 31, 2009, the Company had 680 full-time employees in all segments. The Company’s work force is not unionized.

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
March 31, 2010	$84.05	$57.18	$64.80
May 6, 2010*	$81.00	$50.50	$58.54

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $58.54

Protection level: 70.00%

Protection price: $40.98

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.082337

Coupon: 18.50% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

FWP-27

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	4.625%	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

FWP-28

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, the Company sells a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains its principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2009, the Company had consolidated assets of $177.4 billion and consolidated stockholders’ equity of $11.7 billion.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 31, 2009	$28.09	$21.99	$24.88
March 31, 2010	$30.74	$22.52	$30.70
May 6, 2010*	$33.55	$25.63	$27.47

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $27.47

Protection level: 80.00%

Protection price: $21.98

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.403349

Coupon: 10.75% per annum

Maturity: August 30, 2010

Dividend yield: 0.15% per annum

Coupon amount monthly: $8.96

FWP-29

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.688%		100.04%
+ 90%	2.688%		90.04%
+ 80%	2.688%		80.04%
+ 70%	2.688%		70.04%
+ 60%	2.688%		60.04%
+ 50%	2.688%		50.04%
+ 40%	2.688%		40.04%
+ 30%	2.688%		30.04%
+ 20%	2.688%		20.04%
+ 10%	2.688%		10.04%
+ 5%	2.688%		5.04%

0%	2.688%		0.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.688%	-2.312%	-4.96%
- 10%	2.688%	-7.312%	-9.96%
- 20%	2.688%	-17.312%	-19.96%
- 30%	N/A	-27.312%	-29.96%
- 40%	N/A	-37.312%	-39.96%
- 50%	N/A	-47.312%	-49.96%
- 60%	N/A	-57.312%	-59.96%
- 70%	N/A	-67.312%	-69.96%
- 80%	N/A	-77.312%	-79.96%
- 90%	N/A	-87.312%	-89.96%
- 100%	N/A	-97.312%	-99.96%

FWP-30

McMoRan Exploration Co.

According to publicly available information, McMoRan Exploration Co (the “Company”) engages in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area of the United States. Separate from its oil and gas operations, the Company’s long-term business objectives may include the pursuit of multifaceted energy services development of the Main Pass Energy Hubtm, through its wholly owned subsidiary, Freeport-McMoRan Energy LLC.

The Company also has significant expertise in various exploration and production technologies, including the incorporation of 3-D seismic interpretation capabilities with traditional structural geological techniques, offshore drilling to significant total depths and horizontal drilling. The Company employs oil and gas technical professionals, including geophysicists, geologists, petroleum engineers, production and reservoir engineers and technical professionals. The Company continues to focus on enhancing reserve and production growth in the Gulf of Mexico by applying these technologies.

As of December 31, 2009, the Company’s estimated proved oil and natural gas reserves totalled 271.9 Bcfe, of which 66 percent represented natural gas reserves.

The linked share’s SEC file number is: 001-07791

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.56	$12.28	$15.58
September 30, 2004	$16.34	$12.43	$13.03
December 31, 2004	$19.17	$12.52	$18.70
March 31, 2005	$23.55	$16.00	$20.10
June 30, 2005	$22.20	$16.96	$19.51
September 30, 2005	$20.69	$16.86	$19.44
December 30, 2005	$20.31	$15.75	$19.77
March 31, 2006	$21.12	$16.77	$17.84
June 30, 2006	$19.63	$14.44	$17.60
September 29, 2006	$19.42	$16.60	$17.74
December 29, 2006	$18.46	$13.95	$14.22
March 30, 2007	$15.53	$11.03	$13.71
June 29, 2007	$15.72	$12.51	$14.00
September 28, 2007	$17.93	$12.96	$13.45
December 31, 2007	$15.80	$10.72	$13.09
March 31, 2008	$18.44	$12.50	$17.29
June 30, 2008	$35.50	$17.50	$27.52
September 30, 2008	$29.85	$19.58	$23.64
December 31, 2008	$23.25	$7.39	$9.80
March 31, 2009	$12.35	$3.14	$4.70
June 30, 2009	$7.71	$4.26	$5.96
September 30, 2009	$9.35	$4.72	$7.55
December 31, 2009	$9.78	$6.77	$8.02
March 31, 2010	$18.79	$8.21	$14.63
May 6, 2010*	$17.10	$10.25	$11.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MMR

Initial price: $11.07

Protection level: 70.00%

Protection price: $7.75

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.334237

Coupon: 20.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-31

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-32

Office Depot, Inc.

According to publicly available information, Office Depot, Inc. (the “Company”) is a global supplier of office products and services. The Company was incorporated in 1986 with the opening of its first retail store in Fort Lauderdale, Florida. In fiscal year 2009, the Company sold $12.1 billion of products and services to consumers and businesses of all sizes through its three business segments: North American Retail Division, North American Business Solutions Division and International Division. Sales are processed through multiple channels, consisting of office supply stores, a contract sales force, an outbound telephone account management sales force, internet sites, direct marketing catalogs and call centers, all supported by the Company’s network of crossdock facilities, warehouses and delivery operations.

At the end of 2009, the Company had over 1152 stores throughout North America.

The linked share’s SEC file number is 001-10948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.50	$15.85	$17.91
September 30, 2004	$18.50	$14.69	$15.03
December 31, 2004	$17.47	$13.90	$17.36
March 31, 2005	$23.69	$16.50	$22.18
June 30, 2005	$23.14	$18.65	$22.84
September 30, 2005	$31.52	$22.30	$29.70
December 30, 2005	$31.76	$24.54	$31.40
March 31, 2006	$38.05	$30.64	$37.24
June 30, 2006	$46.52	$36.70	$38.00
September 29, 2006	$40.86	$33.65	$39.70
December 29, 2006	$44.69	$36.88	$38.17
March 30, 2007	$39.66	$32.24	$35.14
June 29, 2007	$37.01	$30.10	$30.30
September 28, 2007	$31.07	$18.09	$20.62
December 31, 2007	$22.79	$13.08	$13.91
March 31, 2008	$15.54	$10.60	$11.05
June 30, 2008	$14.39	$10.69	$10.94
September 30, 2008	$11.43	$5.51	$5.82
December 31, 2008	$5.94	$1.46	$2.98
March 31, 2009	$4.16	$0.59	$1.31
June 30, 2009	$5.37	$1.26	$4.56
September 30, 2009	$6.94	$3.48	$6.62
December 31, 2009	$7.83	$5.57	$6.45
March 31, 2010	$8.35	$5.19	$7.98
May 6, 2010*	$9.19	$5.48	$5.84

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ODP

Initial price: $5.84

Protection level: 75.00%

Protection price: $4.38

Physical delivery amount: 171($1,000/Initial price)

Fractional shares: 0.232877

Coupon: 14.50% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.625%		100.00%
+ 90%	3.625%		90.00%
+ 80%	3.625%		80.00%
+ 70%	3.625%		70.00%
+ 60%	3.625%		60.00%
+ 50%	3.625%		50.00%
+ 40%	3.625%		40.00%
+ 30%	3.625%		30.00%
+ 20%	3.625%		20.00%
+ 10%	3.625%		10.00%
+ 5%	3.625%		5.00%

0%	3.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.625%	-1.375%	-5.00%
- 10%	3.625%	-6.375%	-10.00%
- 20%	3.625%	-16.375%	-20.00%
- 30%	N/A	-26.375%	-30.00%
- 40%	N/A	-36.375%	-40.00%
- 50%	N/A	-46.375%	-50.00%
- 60%	N/A	-56.375%	-60.00%
- 70%	N/A	-66.375%	-70.00%
- 80%	N/A	-76.375%	-80.00%
- 90%	N/A	-86.375%	-90.00%
- 100%	N/A	-96.375%	-100.00%

FWP-34

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a leading U.S. producer of metallurgical quality coal. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and 17% was sold to domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulfur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
May 6, 2010*	$24.25	$15.75	$18.19

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $18.19

Protection level: 70.00%

Protection price: $12.73

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.975261

Coupon: 16.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

FWP-35

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.00%
+ 90%	4.00%		90.00%
+ 80%	4.00%		80.00%
+ 70%	4.00%		70.00%
+ 60%	4.00%		60.00%
+ 50%	4.00%		50.00%
+ 40%	4.00%		40.00%
+ 30%	4.00%		30.00%
+ 20%	4.00%		20.00%
+ 10%	4.00%		10.00%
+ 5%	4.00%		5.00%

0%	4.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-5.00%
- 10%	4.00%	-6.00%	-10.00%
- 20%	4.00%	-16.00%	-20.00%
- 30%	4.00%	-26.00%	-30.00%
- 40%	N/A	-36.00%	-40.00%
- 50%	N/A	-46.00%	-50.00%
- 60%	N/A	-56.00%	-60.00%
- 70%	N/A	-66.00%	-70.00%
- 80%	N/A	-76.00%	-80.00%
- 90%	N/A	-86.00%	-90.00%
- 100%	N/A	-96.00%	-100.00%

FWP-36

Regions Financial Corporation

According to publicly available information, Regions Financial Corporation (the “Company”) is a financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. The Company provides traditional, commercial, retail, and mortgage banking services, and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance and other specialty financing.

As of December 31, 2009, the Company had total consolidated assets of approximately $142.3 billion.

The linked share’s SEC file number is 000-50731.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$31.15	$27.26	$29.60
September 30, 2004	$33.57	$29.40	$33.06
December 31, 2004	$35.97	$32.95	$35.59
March 31, 2005	$35.52	$31.66	$32.40
June 30, 2005	$34.50	$31.30	$33.88
September 30, 2005	$35.54	$30.44	$31.12
December 30, 2005	$35.01	$29.16	$34.16
March 31, 2006	$36.32	$32.89	$35.17
June 30, 2006	$36.66	$32.66	$33.12
September 29, 2006	$37.36	$32.37	$36.79
December 29, 2006	$39.09	$36.25	$37.40
March 30, 2007	$38.17	$33.84	$35.37
June 29, 2007	$36.66	$32.87	$33.10
September 28, 2007	$34.44	$28.90	$29.48
December 31, 2007	$31.23	$22.84	$23.65
March 31, 2008	$25.84	$18.50	$19.75
June 30, 2008	$24.31	$10.31	$10.91
September 30, 2008	$19.80	$6.42	$9.60
December 31, 2008	$14.49	$6.85	$7.96
March 31, 2009	$9.07	$2.35	$4.26
June 30, 2009	$7.60	$3.67	$4.04
September 30, 2009	$6.91	$3.31	$6.21
December 31, 2009	$6.29	$4.62	$5.29
March 31, 2010	$8.05	$5.33	$7.85
May 6, 2010*	$9.33	$7.60	$8.21

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RF

Initial price: $8.21

Protection level: 75.00%

Protection price: $6.16

Physical delivery amount: 121($1,000/Initial price)

Fractional shares: 0.802680

Coupon: 12.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.51% per annum

Coupon amount monthly: $10.00

FWP-37

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.13%
+ 90%	3.00%		90.13%
+ 80%	3.00%		80.13%
+ 70%	3.00%		70.13%
+ 60%	3.00%		60.13%
+ 50%	3.00%		50.13%
+ 40%	3.00%		40.13%
+ 30%	3.00%		30.13%
+ 20%	3.00%		20.13%
+ 10%	3.00%		10.13%
+ 5%	3.00%		5.13%

0%	3.00%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-4.87%
- 10%	3.00%	-7.00%	-9.87%
- 20%	3.00%	-17.00%	-19.87%
- 30%	N/A	-27.00%	-29.87%
- 40%	N/A	-37.00%	-39.87%
- 50%	N/A	-47.00%	-49.87%
- 60%	N/A	-57.00%	-59.87%
- 70%	N/A	-67.00%	-69.87%
- 80%	N/A	-77.00%	-79.87%
- 90%	N/A	-87.00%	-89.87%
- 100%	N/A	-97.00%	-99.87%

FWP-38

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, it has grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. The Company designs, develops, manufactures and markets a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provides PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells there products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The SEC file number of the linked share (American depositary share) is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
December 31, 2009	$18.20	$12.05	$16.63
March 31, 2010	$18.78	$12.59	$14.02
May 6, 2010*	$15.55	$10.00	$11.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $11.07

Protection level: 75.00%

Protection price: $8.30

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.334237

Coupon: 13.75% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.46

FWP-39

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.438%		100.00%
+ 90%	3.438%		90.00%
+ 80%	3.438%		80.00%
+ 70%	3.438%		70.00%
+ 60%	3.438%		60.00%
+ 50%	3.438%		50.00%
+ 40%	3.438%		40.00%
+ 30%	3.438%		30.00%
+ 20%	3.438%		20.00%
+ 10%	3.438%		10.00%
+ 5%	3.438%		5.00%

0%	3.438%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.438%	-1.562%	-5.00%
- 10%	3.438%	-6.562%	-10.00%
- 20%	3.438%	-16.562%	-20.00%
- 30%	N/A	-26.562%	-30.00%
- 40%	N/A	-36.562%	-40.00%
- 50%	N/A	-46.562%	-50.00%
- 60%	N/A	-56.562%	-60.00%
- 70%	N/A	-66.562%	-70.00%
- 80%	N/A	-76.562%	-80.00%
- 90%	N/A	-86.562%	-90.00%
- 100%	N/A	-96.562%	-100.00%

FWP-40

Stillwater Mining Company

According to publicly available information, Stillwater Mining Company (the “Company”) is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or PGMs) from a geological formation in south central Montana and from the recycling of spent catalytic converters. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana.

At December 31, 2009, the Company had proven and probably ore reserves of approximately 41.0 million tons with an average grade of 0.50 ounce of PGMs per ton containing approximately 20.6 million ounces of palladium and platinum at an in-situ ratio of about 3.57 parts palladium to one part platinum.

The linked share’s SEC file number is 001-13053.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.18	$11.31	$15.01
September 30, 2004	$16.59	$12.60	$15.50
December 31, 2004	$16.30	$9.53	$11.26
March 31, 2005	$12.50	$9.38	$9.85
June 30, 2005	$9.93	$6.05	$7.42
September 30, 2005	$10.32	$7.13	$9.15
December 30, 2005	$12.45	$8.11	$11.57
March 31, 2006	$17.30	$11.66	$16.46
June 30, 2006	$18.86	$10.23	$12.68
September 29, 2006	$13.10	$7.89	$8.40
December 29, 2006	$14.08	$7.95	$12.49
March 30, 2007	$14.98	$10.89	$12.69
June 29, 2007	$16.47	$10.62	$11.01
September 28, 2007	$12.43	$7.93	$10.29
December 31, 2007	$11.86	$8.42	$9.66
March 31, 2008	$22.72	$7.55	$15.47
June 30, 2008	$18.89	$10.10	$11.83
September 30, 2008	$12.02	$5.60	$5.81
December 31, 2008	$5.93	$1.76	$4.94
March 31, 2009	$5.60	$2.66	$3.70
June 30, 2009	$8.32	$3.62	$5.71
September 30, 2009	$8.33	$4.45	$6.72
December 31, 2009	$10.37	$6.02	$9.48
March 31, 2010	$14.51	$9.40	$12.98
May 6, 2010*	$18.47	$13.10	$14.72

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWC

Initial price: $14.72

Protection level: 70.00%

Protection price: $10.30

Physical delivery amount: 67($1,000/Initial price)

Fractional shares: 0.934783

Coupon: 18.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.00

FWP-41

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	4.50%	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

FWP-42

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2009, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 31, 2009	$25.50	$18.08	$19.81
March 31, 2010	$23.89	$17.33	$22.71
May 6, 2010*	$28.70	$22.00	$24.68

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $24.68

Protection level: 75.00%

Protection price: $18.51

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.518639

Coupon: 9.25% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

FWP-43

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.313%		100.00%
+ 90%	2.313%		90.00%
+ 80%	2.313%		80.00%
+ 70%	2.313%		70.00%
+ 60%	2.313%		60.00%
+ 50%	2.313%		50.00%
+ 40%	2.313%		40.00%
+ 30%	2.313%		30.00%
+ 20%	2.313%		20.00%
+ 10%	2.313%		10.00%
+ 5%	2.313%		5.00%

0%	2.313%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.313%	-2.687%	-5.00%
- 10%	2.313%	-7.687%	-10.00%
- 20%	2.313%	-17.687%	-20.00%
- 30%	N/A	-27.687%	-30.00%
- 40%	N/A	-37.687%	-40.00%
- 50%	N/A	-47.687%	-50.00%
- 60%	N/A	-57.687%	-60.00%
- 70%	N/A	-67.687%	-70.00%
- 80%	N/A	-77.687%	-80.00%
- 90%	N/A	-87.687%	-90.00%
- 100%	N/A	-97.687%	-100.00%

FWP-44

Trina Solar Limited

According to publicly available information, Trina Solar Limited (the “Company”) a large-scale integrated solar-power products manufacturer based in China with a global distribution network covering Europe, North America and Asia. Since it began its solar-power products business in 2004, the Company has integrated the manufacturing of ingots, wafers and solar cells for use in its PV module production. The Company’s PV modules provide reliable and environmentally-friendly electric power for residential, commercial, industrial and other applications worldwide.

The Company’s predecessor company, Changzhou Trina Solar Energy Co., Ltd., or Trina China, was incorporated in December 1997. The Company conducts substantially all of its operations through Trina China.

As of December 31, 2009, the Company had an annual manufacturing capacity of ingots and wafers of approximately 500 MW and cells and modules of approximately 600 MW.

The SEC file number of the linked share (American depositary share) is 001-33195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$13.38	$9.41	$9.45
March 30, 2007	$25.47	$8.80	$22.04
June 29, 2007	$34.45	$19.38	$25.73
September 28, 2007	$36.53	$19.40	$28.49
December 31, 2007	$34.13	$16.30	$26.90
March 31, 2008	$28.25	$12.94	$15.37
June 30, 2008	$26.75	$14.82	$15.32
September 30, 2008	$17.46	$11.03	$11.48
December 31, 2008	$12.37	$2.81	$4.65
March 31, 2009	$6.89	$2.88	$5.21
June 30, 2009	$14.20	$5.09	$12.82
September 30, 2009	$17.95	$10.05	$16.09
December 31, 2009	$28.20	$14.39	$26.99
March 31, 2010	$31.12	$19.53	$24.41
May 6, 2010*	$27.57	$17.94	$19.81

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSL

Initial price: $19.81

Protection level: 75.00%

Protection price: $14.86

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.479556

Coupon: 19.25% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.04

FWP-45

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.813%		100.00%
+ 90%	4.813%		90.00%
+ 80%	4.813%		80.00%
+ 70%	4.813%		70.00%
+ 60%	4.813%		60.00%
+ 50%	4.813%		50.00%
+ 40%	4.813%		40.00%
+ 30%	4.813%		30.00%
+ 20%	4.813%		20.00%
+ 10%	4.813%		10.00%
+ 5%	4.813%		5.00%

0%	4.813%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.813%	-0.187%	-5.00%
- 10%	4.813%	-5.187%	-10.00%
- 20%	4.813%	-15.187%	-20.00%
- 30%	N/A	-25.187%	-30.00%
- 40%	N/A	-35.187%	-40.00%
- 50%	N/A	-45.187%	-50.00%
- 60%	N/A	-55.187%	-60.00%
- 70%	N/A	-65.187%	-70.00%
- 80%	N/A	-75.187%	-80.00%
- 90%	N/A	-85.187%	-90.00%
- 100%	N/A	-95.187%	-100.00%

FWP-46

UAL Corporation

According to publicly available information, UAL Corporation (the "Company") was incorporated under the laws of the State of Delaware on December 30, 1968. World headquarters is located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007.

The Company is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through full-sized jet aircraft, as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,300 flights a day to more than 230 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles and Washington, D.C., based on its annual flight schedule as of January 1, 2010.

The linked share’s SEC file number is 001-06033.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$43.00	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.91	$26.57
December 29, 2006	$46.52	$26.79	$44.00
March 30, 2007	$51.56	$36.64	$38.17
June 29, 2007	$44.32	$31.62	$40.59
September 28, 2007	$50.00	$35.90	$46.53
December 31, 2007	$51.60	$33.48	$35.66
March 31, 2008	$41.45	$19.71	$21.53
June 30, 2008	$24.87	$5.22	$5.22
September 30, 2008	$15.84	$2.80	$8.79
December 31, 2008	$16.73	$4.55	$11.02
March 31, 2009	$12.88	$3.45	$4.48
June 30, 2009	$6.90	$3.08	$3.19
September 30, 2009	$9.76	$3.07	$9.22
December 31, 2009	$13.33	$6.23	$12.91
March 31, 2010	$20.59	$12.14	$19.55
May 6, 2010*	$23.83	$16.39	$17.97

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAUA

Initial price: $17.97

Protection level: 75.00%

Protection price: $13.48

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.648303

Coupon: 20.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-47

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-48

United Rentals, Inc.

According to publicly available information, United Rentals, Inc. (the “Company”) is one of the largest equipment rental companies in the world and its network consists of 569 rental locations in the United States, Canada and Mexico as of December 31, 2009. The Company offers approximately 3,000 classes of equipment for rent to customers that include construction and industrial companies, manufacturers, utilities, municipalities, homeowners, government entities and others. In 2009, the Company generated revenues of $2.4 billion, including $1.8 billion of equipment rental revenue.

The linked share’s SEC file number is 001-14387.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.94	$15.62	$17.89
September 30, 2004	$20.52	$13.95	$15.89
December 31, 2004	$19.16	$15.09	$18.90
March 31, 2005	$21.87	$16.14	$20.21
June 30, 2005	$21.37	$17.12	$20.21
September 30, 2005	$20.99	$16.50	$19.71
December 30, 2005	$24.62	$17.06	$23.39
March 31, 2006	$35.35	$23.07	$34.50
June 30, 2006	$37.84	$26.07	$31.98
September 29, 2006	$31.98	$20.25	$23.25
December 29, 2006	$26.58	$22.01	$25.43
March 30, 2007	$29.68	$24.57	$27.50
June 29, 2007	$35.07	$27.23	$32.54
September 28, 2007	$34.98	$28.55	$32.17
December 31, 2007	$34.34	$17.32	$18.36
March 31, 2008	$20.50	$14.83	$18.84
June 30, 2008	$22.74	$17.53	$19.61
September 30, 2008	$20.59	$13.79	$15.24
December 31, 2008	$15.52	$4.32	$9.12
March 31, 2009	$9.50	$2.90	$4.21
June 30, 2009	$6.89	$3.99	$6.49
September 30, 2009	$11.31	$5.19	$10.30
December 31, 2009	$11.53	$8.61	$9.81
March 31, 2010	$10.13	$6.87	$9.38
May 6, 2010*	$14.79	$9.26	$12.58

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: URI

Initial price: $12.58

Protection level: 75.00%

Protection price: $9.44

Physical delivery amount: 79($1,000/Initial price)

Fractional shares: 0.491256

Coupon: 14.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-49

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.50%		100.00%
+ 90%	3.50%		90.00%
+ 80%	3.50%		80.00%
+ 70%	3.50%		70.00%
+ 60%	3.50%		60.00%
+ 50%	3.50%		50.00%
+ 40%	3.50%		40.00%
+ 30%	3.50%		30.00%
+ 20%	3.50%		20.00%
+ 10%	3.50%		10.00%
+ 5%	3.50%		5.00%

0%	3.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-5.00%
- 10%	3.50%	-6.50%	-10.00%
- 20%	3.50%	-16.50%	-20.00%
- 30%	N/A	-26.50%	-30.00%
- 40%	N/A	-36.50%	-40.00%
- 50%	N/A	-46.50%	-50.00%
- 60%	N/A	-56.50%	-60.00%
- 70%	N/A	-66.50%	-70.00%
- 80%	N/A	-76.50%	-80.00%
- 90%	N/A	-86.50%	-90.00%
- 100%	N/A	-96.50%	-100.00%

FWP-50

Vertex Pharmaceuticals Incorporated

According to publicly available information, Vertex Pharmaceuticals Incorporated (“the Company”) is in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. The Company has built a drug discovery capability that integrates biology, chemistry, biophysics, automation and information technologies, with a goal of making the drug discovery process more efficient and productive. A Vertex-discovered compound for the treatment of HIV infection, fosamprenavir calcium, is being marketed by its collaborator GlaxoSmithKline plc as Lexiva in the United States and Telzir in Europe. The Company is currently concentrating most of its drug development resources on four drug candidates: telaprevir for the treatment of hepatitis C virus, or HCV, infection, VX-702 for the treatment of rheumatoid arthritis and other inflammatory diseases, VX-770 for the treatment of cystic fibrosis, or CF, and VX-883 for the treatment of bacterial infection.

The linked share’s SEC file number is 000-19319.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$10.99	$8.00	$10.84
September 30, 2004	$11.19	$8.06	$10.50
December 31, 2004	$12.05	$9.79	$10.57
March 31, 2005	$11.99	$9.20	$9.36
June 30, 2005	$17.06	$8.62	$16.84
September 30, 2005	$22.68	$15.33	$22.35
December 30, 2005	$29.24	$20.31	$27.67
March 31, 2006	$44.71	$26.50	$36.59
June 30, 2006	$40.00	$29.00	$36.71
September 29, 2006	$37.10	$29.75	$33.65
December 29, 2006	$45.38	$32.50	$37.42
March 30, 2007	$38.95	$26.98	$28.04
June 29, 2007	$32.51	$25.61	$28.56
September 28, 2007	$41.42	$27.82	$38.41
December 31, 2007	$39.47	$22.81	$23.23
March 31, 2008	$24.67	$13.84	$23.89
June 30, 2008	$34.97	$23.44	$33.47
September 30, 2008	$35.00	$24.62	$33.24
December 31, 2008	$33.16	$18.43	$30.38
March 31, 2009	$35.96	$26.68	$28.73
June 30, 2009	$36.30	$25.94	$35.64
September 30, 2009	$38.50	$31.85	$37.90
December 31, 2009	$44.03	$31.84	$42.85
March 31, 2010	$44.24	$36.15	$40.87
May 6, 2010*	$41.58	$34.26	$36.90

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VRTX

Initial price: $36.90

Protection level: 75.00%

Protection price: $27.68

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.100271

Coupon: 15.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-51

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.75%		100.00%
+ 90%	3.75%		90.00%
+ 80%	3.75%		80.00%
+ 70%	3.75%		70.00%
+ 60%	3.75%		60.00%
+ 50%	3.75%		50.00%
+ 40%	3.75%		40.00%
+ 30%	3.75%		30.00%
+ 20%	3.75%		20.00%
+ 10%	3.75%		10.00%
+ 5%	3.75%		5.00%

0%	3.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-5.00%
- 10%	3.75%	-6.25%	-10.00%
- 20%	3.75%	-16.25%	-20.00%
- 30%	N/A	-26.25%	-30.00%
- 40%	N/A	-36.25%	-40.00%
- 50%	N/A	-46.25%	-50.00%
- 60%	N/A	-56.25%	-60.00%
- 70%	N/A	-66.25%	-70.00%
- 80%	N/A	-76.25%	-80.00%
- 90%	N/A	-86.25%	-90.00%
- 100%	N/A	-96.25%	-100.00%

FWP-52

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 27, 2009, the Company operated 284 stores: 273 stores in 38 U.S. states averaging approximately $29 million in annual sales, and are approximately nine years old on average.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
March 31, 2010	$37.05	$26.89	$36.15
May 6, 2010*	$40.70	$35.70	$38.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $38.09

Protection level: 80.00%

Protection price: $30.47

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.253610

Coupon: 8.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $6.67

FWP-53

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.00%		100.00%
+ 90%	2.00%		90.00%
+ 80%	2.00%		80.00%
+ 70%	2.00%		70.00%
+ 60%	2.00%		60.00%
+ 50%	2.00%		50.00%
+ 40%	2.00%		40.00%
+ 30%	2.00%		30.00%
+ 20%	2.00%		20.00%
+ 10%	2.00%		10.00%
+ 5%	2.00%		5.00%

0%	2.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.00%	-3.00%	-5.00%
- 10%	2.00%	-8.00%	-10.00%
- 20%	2.00%	-18.00%	-20.00%
- 30%	N/A	-28.00%	-30.00%
- 40%	N/A	-38.00%	-40.00%
- 50%	N/A	-48.00%	-50.00%
- 60%	N/A	-58.00%	-60.00%
- 70%	N/A	-68.00%	-70.00%
- 80%	N/A	-78.00%	-80.00%
- 90%	N/A	-88.00%	-90.00%
- 100%	N/A	-98.00%	-100.00%

FWP-54

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 491 domestic branches as of December 31, 2009. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

The Company focuses on providing community banking services by continuously strengthening its core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. It operates eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer, and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour Automated Teller Machine (“ATM”) access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. We also offer wealth management services through a subsidiary, Contango Capital Advisors, Inc. (“Contango”), and online brokerage services through Zions Direct.

In addition to these core businesses, the Company has built specialized lines of business in capital markets, public finance, and certain financial technologies, and is also a leader in Small Business Administration (“SBA”) lending. Through its eight banking subsidiaries, the Company provides SBA 7(a) loans to small businesses throughout the United States and is also one of the largest providers of SBA 504 financing in the nation. The Company owns an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is one of the nation’s top originators of secondary market agricultural real estate mortgage loans through Farmer Mac. The Company is a leader in municipal finance advisory and underwriting services. The Company also controls four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Finally, the Company’s NetDeposit subsidiary is a leader in the provision of check imaging and clearing software.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$62.04	$54.09	$61.45
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
March 31, 2010	$23.85	$12.88	$21.82
May 6, 2010*	$30.20	$21.61	$26.44

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $26.44

Protection level: 70.00%

Protection price: $18.51

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.821483

Coupon: 13.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.31% per annum

Coupon amount monthly: $10.83

FWP-55

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.25%		100.08%
+ 90%	3.25%		90.08%
+ 80%	3.25%		80.08%
+ 70%	3.25%		70.08%
+ 60%	3.25%		60.08%
+ 50%	3.25%		50.08%
+ 40%	3.25%		40.08%
+ 30%	3.25%		30.08%
+ 20%	3.25%		20.08%
+ 10%	3.25%		10.08%
+ 5%	3.25%		5.08%

0%	3.25%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.25%	-1.75%	-4.92%
- 10%	3.25%	-6.75%	-9.92%
- 20%	3.25%	-16.75%	-19.92%
- 30%	3.25%	-26.75%	-29.92%
- 40%	N/A	-36.75%	-39.92%
- 50%	N/A	-46.75%	-49.92%
- 60%	N/A	-56.75%	-59.92%
- 70%	N/A	-66.75%	-69.92%
- 80%	N/A	-76.75%	-79.92%
- 90%	N/A	-86.75%	-89.92%
- 100%	N/A	-96.75%	-99.92%

FWP-56